Exhibit 10.2

                                        151 Farmington Avenue
                                        Hartford, CT 06156


                                        Susan E. Bryant
                                        Counsel
                                        Law Division, RE4A
                                        Investments & Financial Services
                                        (860) 273-7834
                                        Fax:  (860) 273-0356
April 16, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Variable Annuity Account C of Aetna Life Insurance and Annuity Company Post-Effective Amendment No. 13 to Registration Statement on Form N-4 File Nos. 33-75982* and 811-2513

Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Annuity Account C of Aetna Life Insurance and Annuity Company on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 13 to Registration Statement on Form N-4 (File No. 33-75982).


Sincerely,



/s/ Susan E. Bryant

Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company


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*Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in prospectuses relating to the securities covered by Registration Statement Nos.: 33-75986, 33-75996, 33-75990 and the individual deferred compensation contracts covered by Registration Statement No. 33-75992.